EXHIBIT 8


                                  July 13, 1999


Guaranty Bancshares, Inc.
100 West Arkansas
Mount Pleasant, Texas 75455

Ladies and Gentlemen:

We have acted as counsel to Guaranty Bancshares, Inc., a Texas corporation ("Guaranty"), in connection with the proposed merger (the "Merger") of First American Financial Corporation, a Texas corporation ("First American"), with and into Guaranty Acquisition Corporation, Inc., a Texas corporation and a direct wholly-owned subsidiary of Guaranty ("Guaranty Acquisition"), upon the terms and conditions set forth in the Agreement and Plan of Reorganization (the "Agreement") dated as of April 23, 1999 by and between First American and Guaranty.

You have requested our opinion regarding certain material federal income tax consequences of the Merger. In rendering our opinion, we have examined and relied upon the accuracy and completeness of facts, information, covenants, and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Agreement, the Proxy Statement/Prospectus filed as part of Registration Statement on Form S-4 (Registration No. 333-81881) (the "Registration Statement"), and other documents we have deemed necessary and appropriate. Our opinion is conditioned on, among other things, the accuracy of the facts, information, covenants and representations set forth in the officer certificates to be delivered by certain officers of Guaranty, Guaranty Acquisition and First American upon consummation of the Merger.

Based upon and subject to the foregoing, we hereby confirm that the discussion set forth in the Proxy Statement/Prospectus filed as part of the Registration Statement under the caption "Material Federal Income Tax Consequences," as it relates to the federal income tax consequences of the Merger is our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Opinions" in the Proxy
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Guaranty Bancshares, Inc.
July 13, 1999
Page 2


Statement/Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

We express no opinion as to the laws of any jurisdiction other that the federal laws of the United States of America.

                                    Very truly yours,

                                /s/ BRACEWELL & PATTERSON, L.L.P.
                                    Bracewell & Patterson, L.L.P.